As filed with the Securities and Exchange Commission on January 27, 1997


                           Registration No. 33-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           SURETY CAPITAL CORPORATION
                           --------------------------
               (Exact name of issuer as specified in its charter)

           Delaware                                       75-2065607
           --------                                       ----------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

             1845 Precinct Line Road, Suite 100, Hurst, Texas 76054
             ------------------------------------------------------
                    (Address of Principal Executive Offices)

           Surety Capital Corporation Stock Option Plan for Directors
           ----------------------------------------------------------
                            (Full title of the plan)

    Mr. C. Jack Bean, 1845 Precinct Line Road, Suite 100, Hurst, Texas 76054
    ------------------------------------------------------------------------
                     (Name and address of agent for service)

                                  817-498-2749
                                  ------------
          (Telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications and notices to:

                               Margaret E. Holland
                             Tracy & Holland, L.L.P.
                       306 West Seventh Street, Suite 500
                             Fort Worth, Texas 76102
                                  817-335-1050
                             817-332-3140 (telecopy)
                            (Counsel for the Issuer)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
---
     Title of                    Proposed Maximum  Proposed Maximum     Amount
of
  Securities to   Amount to be    Offering Price   Aggregate Offer-
Registration
  be Registered    Registered     Per Share(1)(2)   ing Price(1)(2)        Fee
--------------------------------------------------------------------------------
---

  Common Stock,      100,000          $4.8125         $481,250.00        $145.83
 par value $0.01     shares
--------------------------------------------------------------------------------
---

(1) Computed in accordance with Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock on the American Stock Exchange, Inc. for January 21, 1997.

(2)  Determined solely for the purpose of computing the registration fee.

                              --------------------

                           SURETY CAPITAL CORPORATION


         Form S-8, General
           Instruction C
      Item Number and Caption                      Heading in Prospectus
      -----------------------                      ---------------------

1.   Forepart of Registration State-             Facing Page of Registration
     ment and Outside Front Cover                Statement; Cross Reference
     Page of Prospectus                          Sheet; Cover Page of Prospectus

2.   Inside Front and Outside Back               AVAILABLE INFORMATION; TABLE OF
     Cover Pages of Prospectus                   CONTENTS

3.   Summary Information, Risk Fac-              THE COMPANY
     tors and Ratio of Earnings to
     Fixed Charges

4.   Use of Proceeds                             Not Applicable

5.   Determination of Offering Price             Not Applicable

6.   Dilution                                    Not Applicable

7.   Selling Security-Holders                    SELLING SHAREHOLDERS

8.   Plan of Distribution                        PLAN OF DISTRIBUTION

9.   Description of Securities to be             Not Applicable
     Registered

10.  Interests of Named Experts and              EXPERTS
     Counsel

11.  Material Changes                            Not Applicable

12.  Incorporation of Certain Docu-              INCORPORATION OF CERTAIN DOCU-
     ments by Reference                          MENTS BY REFERENCE

13.  Disclosure of Commission Posi-              Not Applicable
     tion on Indemnification for
     Securities Act Liabilities

PROSPECTUS


                           SURETY CAPITAL CORPORATION

                                  20,000 SHARES
                                  COMMON STOCK


     This Prospectus relates to the offer and sale from time to time of up to 20,000 shares of common stock, $0.01 par value (the "Shares") of Surety Capital Corporation (the "Company") by the Selling Shareholders (the "Offering"), and is prepared in accordance with General Instruction C to Form S-8, to be used in connection with the resale of control securities to be acquired by the Selling Shareholders pursuant to the exercise of options granted under the Surety Capital Corporation Stock Option Plan for Directors (the "Plan"). See "SELLING SHAREHOLDERS."

     Selling Shareholders, directly or through agents, dealers or underwriters, may sell the Shares from time to time on terms to be determined at the time of sale. To the extent required, the specific number of Shares to be sold, the names of the Selling Shareholders, respective purchase prices and public offering prices, the name of any agent, dealer or underwriter, and applicable discounts or commissions with respect to a particular offer, will be set forth in an accompanying Prospectus supplement. See "PLAN OF DISTRIBUTION."

     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. No person has been authorized to give any information or to make any representations other than those contained in this Prospectus or the documents incorporated by reference herein in connection with the Offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. Neither the delivery of this Prospectus or any Prospectus supplement nor any sale made hereunder or thereunder, shall under any circumstances create any implication that the information herein or therein is correct as of any time subsequent to the date of such information.

     The Company's common stock is traded on American Stock Exchange, Inc.'s primary list under the symbol "SRY."

     These securities involve a significant degree of risk. See "RISK FACTORS."

     No investor or investors acting together may acquire in the aggregate ten percent (10%) or more of the Company's common stock without complying with the prior notice requirements of the Bank Change of Control Act.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                The date of this Prospectus is January 27, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement filed with respect to this Prospectus, and all other reports, proxy statements and other information can be inspected free of charge at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at 801 Cherry Street, Nineteenth Floor, Fort Worth, Texas 76102. Copies of such material may be obtained upon the payment of prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

     The Common Stock of the Company is traded on the American Stock Exchange, Inc., and reports, proxy statements and other information concerning the Company can be inspected at the American Stock Exchange, Inc. at 86 Trinity Place, Fifth Floor Library, New York, New York 10006. The telephone number of the American Stock Exchange, Inc. is 212-306-1290.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 33-1983) are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended on Form 10-K/A (Amendment No. 1);

     (b) Current Report on Form 8-K dated February 29, 1996, as amended in the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (c)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (d)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

     (e) Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; and

     (f) The description of the Common Stock contained in the Company's registration statement filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Any such requests should be directed to Mr. Bobby W. Hackler, Surety Capital Corporation, 1845 Precinct Line Road, Suite 100, Hurst, Texas 76054, 817-498-2749.

                                   THE COMPANY

     Surety Capital Corporation (the "Company"), a corporation incorporated under the laws of the state of Delaware in 1985, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company owns all of the issued and outstanding shares of capital stock of Surety Bank, National Association, formerly Texas Bank, National Association and formerly Texas National Bank, Lufkin, Texas (the "Bank"), with full service offices in Hurst, Lufkin, Chester, Wells, Kennard, Whitesboro, Waxahachie and Midlothian, Texas.

     For additional information regarding the Company and the Bank, see the 1995 Form 10-K and other documents incorporated by reference herein. The Bank is engaged in general commercial banking and consumer banking. As of December 31, 1996 there were 440 shareholders of record of the Company.

     The Company's principal executive offices are located at 1845 Precinct Line Road, Suite 100, Hurst, Texas 76054, and its telephone number is 817-498-2749.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, prospective investors should carefully consider the following factors which individually or cumulatively could result in the decline or loss in the value of the Shares offered hereby:

     INSURANCE PREMIUM FINANCING CONCENTRATION MAY INCREASE RISK OF LOSSES. As of December 31, 1995 insurance premium financing loans represented approximately 33% of the total loans of the Bank. Such a high concentration of insurance premium financing loans may expose the Bank to greater risk of loss than would a more diversified loan portfolio, although no more than 10% of the Bank's insurance premium financing loans are made regarding policies issued by any one insurance company.

     ALLOWANCE FOR LOAN LOSSES. The Bank attempts to establish an adequate allowance for possible loan losses through management's analysis of current and historical data. Loan losses different from the allowance provided by the Bank could occur, and loan losses in excess of the allowance for loan losses are possible. Loan losses in excess of the amount of the allowance could and probably would have a material adverse effect on the financial condition of the Bank and therefore the Company. At December 31, 1995 the Bank's allowance for loan losses was 1.1% of total loans (net of unearned interest) and 996.1% of total nonperforming loans. Management believes that all known losses in the portfolio have been provided for.

     EQUITY CAPITAL COMPLIANCE REQUIREMENTS FOR BANK AND COMPANY. Pursuant to regulatory requirements, the Bank and the Company are required to maintain certain levels of regulatory capital. Failure to meet these capital requirements could expose the Company and/or the Bank to possible regulatory administrative action or agreements, including, for the Bank, limitations on asset growth, restrictions on operations, restrictions on payment of dividends or mandated disposition of assets. Generally, a national bank is required to maintain a minimum ratio of 8% qualifying capital to risk-weighted assets. Qualifying capital includes common stockholders' equity and, subject to certain limitations, preferred stock, the allowance for loan losses, mandatory convertible debt and subordinated debt. For purposes of calculating the ratio, assets are assigned different risk weights, ranging from 0% for risk-free assets such as cash to 100% for assets such as commercial loans. At December 31, 1995 the Bank had a qualifying capital to risk-weighted assets ratio of 11.72%. In addition, the Bank is required to maintain a minimum level of 3% core (generally equity) capital to assets. At December 31, 1995 the Bank had a 10.76% ratio of core capital to assets. There can be no assurance that the Company will be successful in maintaining or raising capital for the Bank sufficient to meet its needs.

     RELIANCE ON KEY PERSONNEL. The Company and the Bank are highly dependent upon their executive officers and key employees. Specifically, the Company considers the services of C. Jack Bean, G. M. Heinzelmann, III, Bobby W. Hackler and B. J. Curley to be of vital importance to the success of the Company. The unexpected loss of the services of any of these individuals, particularly Mr. Bean, Chairman of the Board of the Company, could have a detrimental effect on the Company and the Bank. The Bank is the beneficiary of a $500,000 key man insurance policy on the life of Mr. Bean. The Company has entered into Change in Control Agreements with Messrs. Bean, Heinzelmann, Hackler and Curley under which each will receive certain benefits if their employment is terminated other than for cause, or constructively terminated, following a change in control of the Company.

     "SOURCE OF STRENGTH DOCTRINE." The Board of Governors of the Federal Reserve System (the "Federal Reserve") has announced a policy sometimes known as the "source of strength doctrine" that requires a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. The Federal Reserve has interpreted this policy to require that a bank holding company, such as the Company, stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity. The Federal Reserve has stated that it would generally view a failure to assist a troubled or failing subsidiary bank in these circumstances as an unsound or unsafe banking practice or a violation of Regulation Y or both, justifying a cease and desist order or other enforcement action, particularly if appropriate resources are available to the bank holding company on a reasonable basis. The requirement that a bank holding company, such as the Company, make its assets and resources available to a failing subsidiary bank could have an adverse effect on the Company and its shareholders.

     RESTRICTION ON BANK DIVIDENDS. The Company does not intend to pay dividends in the near future. However, the payment of cash dividends by the Company in the future will depend to a large extent on the receipt of dividends from the Bank. The ability of the Bank to pay dividends is dependent upon the Bank's earnings and financial condition. The payment of cash dividends by the Bank to the Company and by the Company to its shareholders is subject to statutory and regulatory restrictions.

     COMPETITION. There is significant competition among banks and bank holding companies in the areas in which the Bank and the Company operate. The Company believes that such competition among such banks and bank holding companies, many of which have far greater assets and financial resources than the Company, will continue to increase in the future. The Bank also encounters intense competition in its commercial banking business from savings and loan associations, credit unions, factors, insurance companies, commercial and captive finance companies, and certain other types of financial institutions located in other major metropolitan areas in the United States, many of which are larger in terms of capital, resources and personnel. The casualty insurance premium financing business of the Bank is also very competitive. Large insurance companies offer their own financing plans, and other independent premium finance companies and other financial institutions offer insurance premium financing.

     GOVERNMENT REGULATION AND RECENT LEGISLATION. The Company and the Bank are subject to extensive federal and state legislation, regulation and supervision regarding banking and insurance premium financing. Recently enacted or proposed legislation and regulations have had, will continue to have or may have significant impact on the banking industry. Some of the legislative and regulatory changes may benefit the Company and the Bank, while others may increase the Company's costs of doing business and assist competitors of the Company and the Bank. For example, under the Riegle-Neal Interstate Banking and Branching Act of 1994, banks may acquire branches through interstate mergers beginning June 1, 1997, unless a state "opts out." The Texas Legislature has passed legislation to opt out until 1999. It is not possible to predict whether this legislation will enhance or decrease the value of stock of existing Texas-based financial institutions. In addition, persons, alone or acting in concert with others, seeking to acquire more than 10% of any class of voting securities must comply with the Change in Bank Control Act. Entities seeking to acquire more than 5% of any class of voting securities must also comply with the Bank Holding Company Act.

     GENERAL ECONOMIC CONDITIONS AND MONETARY POLICY. The operating income and net income of the Bank depend to a substantial extent on "rate differentials," i.e., the differences between the income the Bank receives from loans, securities and other earning assets, and the interest expense it pays to obtain deposits and other liabilities. These rates are highly sensitive to many factors which are beyond the control of the Bank, including general economic conditions and the policies of various governmental and regulatory authorities. For example, in an expanding economy, loan demand usually increases and the interest rates charged on loans increase. Increases in the discount rate by the Federal Reserve System usually lead to rising interest rates, which affect the Bank's interest income, interest expense and investment portfolio. Also, governmental policies such as the creation of a tax deduction for individual retirement accounts can increase savings and affect the cost of funds.

     TRADING MARKET FOR THE COMMON STOCK. Although the Common Stock is listed for trading on the American Stock Exchange, the trading market in the Company's Common Stock on such exchange historically has been less active than the average trading market for companies listed on such exchange. As a result, the price of the Company's Common Stock has ranged from $3.25 to $4.9375 during 1996. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of Common Stock at any given time, which presence is dependent upon the individual decisions of investors and general economic and market conditions over which the Company has no control.

                              SELLING SHAREHOLDERS

     The following table sets forth certain information as of January 2, 1997 regarding the Common Stock of the Company beneficially owned by the Selling Shareholders, and any position, office or other material relationship which the Selling Shareholders have had in the past three years with the Company.


                                                         Number of Shares
                                                       of Common Stock Under
                                                         This Offering (3)
                                                         -----------------

      Number            Percentage

   of Shares of        of Shares of
                                      Shares                          Subject
   Common Stock        Common Stock
                     Position,    Beneficially    Acquired Under    to Options
      Owned               Owned
                     Office or        Owned         Plan & Held     Outstanding
    After Sale          After Sale
                     Material       Prior to        Subject to       Under the
    Under this          Under this
    Name (1)       Relationship   Offering (2)     This Offering      Plan (4)
   Offering (5)        Offering (6)
    --------       ------------   ------------     -------------      --------
   ------------        ------------
William B. Byrd      Director       5,800(7)             0              4,000
       5,800           less than 1%

Joseph S. Hardin     Director     191,583(8)             0              4,000
     191,583                  3.32%

Michael L. Milam     Director      35,250(9)             0              4,000
      35,250           less than 1%

Garrett Morris       Director         250(10)            0              4,000
         250           less than 1%

Cullen W. Turner     Director     115,300(11)            0              4,000
     115,300                  2.00%
                                 ========           ======             ======
    ========                  =====

                          TOTAL   348,183                0             20,000
     348,183                  6.04%


(1) Except as otherwise noted, each of the persons named has sole voting and dispositive power with respect to the shares reported.

(2) Includes all shares which have been or may have been acquired under the Plan subject to options except those shares not exercisable within sixty
     (60) days from the date of this Prospectus, and includes all other shares for which beneficial ownership is deemed pursuant to Rule 13d-3 under the Exchange Act.

(3) For each of the Selling Shareholders, the sum of these two columns is the total number of Shares which may be offered for his account pursuant to the Prospectus. The sum of the totals of these two columns equals the total number of Shares registered under this Offering.

(4) Represents Shares subject to options not exercisable within sixty (60) days that were granted pursuant to the Plan.

(5) Does not include any Shares that have been acquired or may be acquired pursuant to the Plan.

(6) Based on 5,768,119 shares of Common Stock outstanding at December 31, 1996, which assumes the exercise of all options underlying the Shares offered hereby, including Shares subject to options not exercisable within sixty
     (60) days that were granted pursuant to the Plan.

(7)  Represents 5,800 shares of Common Stock owned of record.

(8) Represents 191,583 shares of Common Stock held by a trust for which Mr. Hardin serves as a co-trustee.

(9) Represents 250 shares of Common Stock owned of record; and 35,000 shares of Common Stock held by Dallas Fire Insurance Company, which is a wholly-owned subsidiary of a corporation in which Mr. Milam has a 50% ownership interest.

(10) Represents 250 shares of Common Stock owned of record.

(11) Includes 39,500 shares of Common Stock owned of record; 20,800 shares of Common Stock held by a trust for which Mr. Turner serves as trustee; and 55,000 shares of Common Stock held by an estate for which Mr. Turner serves as executor.

                              PLAN OF DISTRIBUTION

     The Company will not receive any of the proceeds from sales of the Shares owned by the Selling Shareholders. Generally, all costs, expenses, and fees incurred in connection with the registration of the Shares offered hereby will be borne by the Company. However, the Selling Shareholders will bear all brokerage commissions and discounts and other costs and expenses attributable to the sale of their Shares offered hereby.

     Shares owned by a Selling Shareholder may be sold from time to time to purchasers directly by such Selling Shareholder. Alternatively, the Selling Shareholders may from time to time offer their respective Shares in one or more transactions (which may involve block transactions) (i) through underwriters;
(ii) through dealers; (iii) "at the market" into an existing trading market, or in other ways not involving market makers or established trading markets; (iv) in privately negotiated transactions; or (v) in a combination of any such transactions. Such transactions may be effected by any Selling Shareholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices. At the time a particular offer of Shares is made, a Prospectus supplement, if required, will be distributed that will set forth the aggregate amount of Shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     If an underwriter or underwriters are utilized in a firm commitment public offering, the Selling Shareholders will execute a firm commitment underwriting agreement with such underwriters. If a dealer is utilized in the sale of its Shares, the Selling Shareholder will sell such Shares to the dealer, as principal. The dealer may then resell such Shares to the public at varying prices to be determined by such dealer at the time of resale.

     Sales of Shares "at the market" and not at a fixed price into an existing trading market for the Shares, may be made to or through one or more underwriters, acting as principal or as agent, as shall be specified in an accompanying Prospectus supplement. Other sales may be made, directly or through agents, to purchasers outside existing trading markets.

     The place and time of delivery for a particular offer of the Shares will be set forth in an accompanying Prospectus supplement, if required.

     Any brokers or dealers that participate with the Selling Shareholders in offers and sales of the Shares offered hereby (and any other participating brokers and dealers) may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts received by such broker-dealers and any profit on the sale of the Shares by such broker-dealers may be deemed underwriting discounts and commissions under the Securities Act.

                                  LEGAL OPINION

     Tracy & Holland, L.L.P. of Fort Worth, Texas, which has represented the Company in this offering, has delivered an opinion concerning the due issuance of the Shares offered hereby.

                                     EXPERTS

     The consolidated balance sheets as of December 31, 1995 and 1994 and the consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

=======================================       =================================




                                                SURETY CAPITAL CORPORATION



          TABLE OF CONTENTS

                                  Page            -----------------------

AVAILABLE INFORMATION.............  2

INCORPORATION OF CERTAIN
   DOCUMENTS BY REFERENCE.........  2

THE COMPANY.......................  3                  20,000 Shares
                                                       Common Stock
RISK FACTORS......................  3                 $0.01 par value

SELLING SHAREHOLDERS..............  6

PLAN OF DISTRIBUTION..............  7             -----------------------
                                                        Prospectus
LEGAL OPINION.....................  8             -----------------------

EXPERTS  .........................  8


                                                     January 27, 1997




=======================================       =================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Commission are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended on Form 10-K/A (Amendment No. 1);

          (b) Current Report on Form 8-K dated February 29, 1996, as amended in the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

          (c)  Quarterly  Report on Form 10-Q for the  quarter  ended  March 31,
               1996;

          (d)  Quarterly  Report on Form  10-Q for the  quarter  ended  June 30,
               1996;

          (e) Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; and

          (f) The description of the Common Stock contained in the Company's registration statement filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents with the Commission.

ITEM 4. DESCRIPTION OF SECURITIES.

     The shares being offered hereunder are registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Neither any expert named in the Registration Statement as having prepared or certified any part hereof (or as named as having prepared or certified a report or valuation for use in connection with the Registration Statement), nor any counsel for the Company named in the Prospectus as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter through the date of effectiveness of this Registration Statement or that part of this Registration Statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the Registration Statement, a substantial interest, direct or indirect, in the Company or its subsidiary or was connected with the Company or the subsidiary as a promoter, underwriter, voting trustee, director, officer or employee.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "Act") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The Company's articles of incorporation and bylaws provide for the indemnification of its directors and officers to the full extent permitted by law.

     In particular, the Company shall indemnify any director, officer or employee or former director, officer or employee of the Company, or any person who may have served at its request, as a director, officer or employee of another corporation in which it owns shares of stock, or of which it is a creditor, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the full extent permitted by Section 145 of the Delaware General Corporation Law, including the power to purchase and maintain insurance, as provided in Paragraph (g) of said Section 145.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS.

        5          Opinion and Consent of Tracy & Holland, L.L.P.*

       23.01 Consent of Tracy & Holland, L.L.P. (contained in the Opinion filed as Exhibit 5 to this Registration Statement)*

       23.02 Consent of Coopers & Lybrand, L.L.P., independent certified public accountants*

       99.01       Surety Capital Corporation Stock Option Plan for Directors*


       *           Filed herewith.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

       Know All Men By These Presents that each person whose signature appears on the signature pages of this Registration Statement constitutes and appoints
C. Jack Bean and Bobby W. Hackler, and each of them, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them or his substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on January 21, 1997.

                                         SURETY CAPITAL CORPORATION
                                                (Registrant)



                                       By:/s/ C. Jack Bean
                                          ----------------
                                          C. Jack Bean, Chairman of the
                                          Board and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.


     SIGNATURE                          TITLE                        DATE
     ---------                          -----                        ----


/s/ C. Jack Bean                Chairman of the Board and       January 21, 1997
--------------------------      Director (Principal Execu-
C. Jack Bean                    tive Officer)



/s/ B. J. Curley                Vice President, Secretary       January 21, 1997
--------------------------      and Chief Financial Offi-
B. J. Curley                    cer (Principal Accounting
                                Officer)


/s/ G. M. Heinzelmann, III      President and Director          January 21, 1997
--------------------------
G. M. Heinzelmann, III



/s/ Bobby W. Hackler            Senior Vice President,          January 21, 1997
--------------------------      Chief Operating Officer
Bobby W. Hackler                and Director


/s/ William B. Byrd             Director                        January 21, 1997
--------------------------
William B. Byrd


/s/ Joseph S. Hardin            Director                        January 21, 1997
--------------------------
Joseph S. Hardin

/s/ Michael L. Milam            Director                        January 21, 1997
--------------------------
Michael L. Milam



/s/ Garrett Morris              Director                        January 21, 1997
--------------------------
Garrett Morris



/s/ Cullen W. Turner            Director                        January 21, 1997
--------------------------
Cullen W. Turner

                                INDEX TO EXHIBITS


Exhibit
Number                             Exhibit
--------------------------------------------------------------------------------


 5                 Opinion and Consent of Tracy & Holland, L.L.P.


23.01 Consent of Tracy & Holland, L.L.P. (contained in the Opinion filed as Exhibit 5 to this Registration Statement)


23.02 Consent of Coopers & Lybrand, L.L.P., independent certified public accountants


99.01              Surety Capital Corporation Stock Option Plan for
                   Directors